As filed with the Securities and Exchange Commission on May 13, 2005
                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-3
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                             EURONET WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                       74-2806888
(State or other jurisdiction of incorporation)            (I.R.S. Employer
                                                         Identification No.)

                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------
                                 Daniel R. Henry
                      Chief Operating Officer and President
                             Euronet Worldwide, Inc.
                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------
                                   Copies to:

             Jeffrey B. Newman                        John A. Granda, Esq.
Executive Vice President and General Counsel       Stinson Morrison Hecker LLP
          Euronet Worldwide, Inc.                          1201 Walnut
          2nd Floor, Kelting House                 Kansas City, Missouri 64106
           Southernhay, Basildon                         (816) 691-2600
              Essex SS14 1NU
              United Kingdom

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
              Title of Securities                     Amount            Proposed           Proposed         Amount of
                to be Registered                       to be            Maximum             Maximum         Registration
                                                   Registered(1)       Aggregate           Aggregate            Fee(2)
                                                                     Price Per Unit(2)  Offering Price(2)
------------------------------------------------- ---------------- ------------------- ------------------- ---------------
Common Stock, par value $0.02 per share (3)           215,644            $29.13            $6,280,632         $739.23
--------------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the common stock on the Nasdaq National Market on May 6, 2005.

     (3) Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 12, 2005

                                   PROSPECTUS

                                [GRAPHIC OMITTED]

                             Euronet Worldwide, Inc.
                         215,644 shares of Common Stock

                            -------------------------

         This prospectus relates to the offer and sale of shares of our common stock by the selling stockholder. The shares to be sold by the selling stockholder were obtained from us in connection with our acquisition of certain shares of outstanding stock of ATX Software Limited as further described in this prospectus under the heading "The Selling Stockholder." These shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. The selling stockholder or his permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

         The selling stockholder or his permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 4 for a further description of how the selling stockholder may dispose of the shares covered by this prospectus.

         We will not receive any of the proceeds from sales of common stock made by the selling stockholder pursuant to this prospectus.

         Our common stock is listed on the Nasdaq National Market under the symbol "EEFT." On May 11, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $29.45 per share.

         Investing in our common stock involves risks. See "Risk Factors" on page 2.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is      , 2005.

                                TABLE OF CONTENTS

                                                                         Page

ABOUT THIS PROSPECTUS.....................................................1
FORWARD-LOOKING STATEMENTS................................................1
EURONET WORLDWIDE, INC....................................................2
RISK FACTORS..............................................................2
USE OF PROCEEDS...........................................................2
THE SELLING STOCKHOLDER...................................................2
PLAN OF DISTRIBUTION......................................................3
LEGAL MATTERS.............................................................5
EXPERTS...................................................................5
HOW TO OBTAIN MORE INFORMATION............................................6
INCORPORATION OF INFORMATION FILED WITH THE SEC...........................6

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a resale registration statement. The selling stockholder may sell some or all of his shares in one or more transactions from time to time.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to "Euronet", "we", "our" and "us" refer to Euronet Worldwide, Inc.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or Board of Directors, including plans or objectives relating to our products or services,
(iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

         Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in "Risk Factors" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and subsequent periodic filings containing updated disclosures of such factors.
You may obtain copies of these documents as described under "How to Obtain More Information " and "Incorporation of Information Filed with the SEC." Other factors not identified could also have such an effect.

         We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                             EURONET WORLDWIDE, INC.

         We are a leading provider of secure electronic financial transaction solutions. We provide financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. We process transactions for a network of automated teller machines (ATMs) in Europe and India. We offer a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. We provide comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through our wholly-owned subsidiaries, we operate a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime ("top-up") services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. Our customers include banks, mobile phone operators and retailers that require electronic financial transaction processing services.

                                  RISK FACTORS

         Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in "Risk Factors" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the SEC, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the shares by the selling stockholder. We will pay certain expenses related to the registration of the shares of common stock.

                             THE SELLING STOCKHOLDER

         We agreed to file this registration statement with the SEC for the benefit of the selling stockholder. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholder, or his permitted transferees or other successors in interest, may offer the shares for resale from time to time.

         Shareholders of ATX Software Limited. On May 27, 2004, we completed the acquisition of 10% of the outstanding shares of ATX Software Limited ("ATX") from the two shareholders of ATX, Paul van der Schueren and Ryad Boulanouar. The purchase price for the shares was 2,000,000 Euros, payable in shares of our common stock. We issued 62,795 shares of our common stock to each of Mr. van der Schueren and Mr. Boulanouar in payment of the purchase price.

         Under the agreements relating to the ATX transaction, we were granted an option to purchase an additional 41% of the outstanding shares of ATX in the aggregate from Mr. van der Schueren and Mr. Boulanouar. The purchase price for the additional shares was 8,000,000 Euros, payable in cash or shares of our common stock. On March 16, 2005, we exercised this option to purchase the additional 41% of outstanding shares of ATX. We paid Mr. Boulanouar 4,000,000 Euros in cash (subject to certain hold backs) and issued 215,644 shares of our common stock to Mr. van der Schueren in payment of the total purchase price. The number of shares of common stock issuable in payment of the purchase price was based upon on the average closing price of our common stock for the 60 calendar days prior to February 28, 2005.

         We did not have a material relationship with Mr. van der Schueren during the three years prior to our initial acquisition of shares of ATX on May 27, 2004, and have not had a material relationship with him since that date through the date of this prospectus other than with respect to his right to acquire additional shares of ATX from us as described above.

         We agreed to file this registration statement with the SEC for the benefit of Mr. van der Schueren and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of (i) the second anniversary of the closing of the purchase of the additional 41% of outstanding shares of ATX on March 16, 2005, (ii) the date that the selling stockholder may sell his shares without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933, as amended, or (iii) the date that all of the shares issued to the selling stockholder subject to this prospectus have been sold pursuant to the registration statement of which this prospectus is a part.

         Selling Stockholder. The table below shows the number of shares owned by the selling stockholder based upon information he has provided to us as of April 30, 2005. We cannot estimate the number of shares the selling stockholder will hold after completion of this offering because he may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by him. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholder after the completion of this offering.


--------------------------- --------------------- ----------------------- -----------------------
                                                                           Number of Shares of
                            Number of Shares of    Number of Shares of         Common Stock
                                Common Stock           Common Stock             Owned Upon
     Name of Selling        Owned Prior to this     Offered Under this      Completion of the
       Stockholder                Offering              Prospectus               Offering
--------------------------- --------------------- ----------------------- -----------------------
Paul van der Schueren            215,644(1)              215,644                   -0-
--------------------------- --------------------- ----------------------- -----------------------
          Total:                  215,644                215,644                   -0-
--------------------------- --------------------- ----------------------- -----------------------
(1) All such shares were issued to Mr. van der Schueren on March 16, 2005 as part of the purchase price for the additional 41% of the outstanding ATX shares acquired by us.

                              PLAN OF DISTRIBUTION

         The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholder or his permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The shares may be sold in one or more transactions at:

         o        fixed prices,

         o        prevailing market prices at the time of sale,

         o        prices related to the prevailing market prices,

         o        varying prices determined at the time of sale, or

         o        otherwise negotiated prices.

         The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

         o a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

         o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

         o      privately negotiated transactions,

         o      by pledge to secure debts or other obligations,

         o      put or call transactions,

         o      to cover hedging transactions, or

         o      underwritten offerings.

         If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

         In connection with the sale of shares, the selling stockholder may, subject to the terms of his agreement with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholder may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times. We have been advised by the selling stockholder that he has not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

         The selling stockholder may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with his sales. The selling stockholder has agreed not to use the registration statement of which this prospectus forms a part for purposes of an underwritten offering without our consent.

         The selling stockholder and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by him and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933, as amended, relating to the sale of any shares.

         We will make copies of this prospectus available to the selling stockholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

         To the extent required by the Securities Act of 1933, as amended, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

         We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholder. The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by us.

         We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

         Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under that rule rather than pursuant to this prospectus.

         We cannot assure you that the selling stockholder will sell any or all of the common stock offered hereunder.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus is being passed upon by Stinson Morrison Hecker LLP.

                                     EXPERTS

         The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the two-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         Management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 contains an explanatory paragraph that states Euronet Worldwide, Inc. acquired Call Processing Inc. (CPI) and Movilcarga during 2004, and management excluded from its assessment of the effectiveness of Euronet Worldwide, Inc.'s internal control over financial reporting as of December 31, 2004. CPI and Movilcarga's internal control over financial reporting is associated with total assets of $36.9 million and total revenues of $4.5 million, included in the consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of Euronet Worldwide, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of CPI and Movilcarga.

         The consolidated statements of operations and comprehensive loss, changes in stockholders' equity/(deficit), and cash flows of Euronet Worldwide, Inc. and subsidiaries for the year ended December 31, 2002, incorporated by reference into this registration statement, in reliance upon the report of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

         The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed on May 2, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         HOW TO OBTAIN MORE INFORMATION

         We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

       The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

       o      Our Annual Report on Form 10-K for the year ended December 31,
              2004;

       o      Our Quarterly Report on Form 10-Q for the quarter ended March 31,
              2005;

       o      Our proxy statement filed on April 12, 2005

       o Our Current Report on Form 8-K filed March 22, 2005 and April 15, 2005;

       o      Our Current Report on Form 8-K/A filed on May 2, 2003;

       o The description of our common stock contained in our registration statement on Form 8-A/A, dated November 24, 2004, including any amendment or reports filed for the purpose of updating that description,

       o The description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A, dated November 24, 2004, including any amendment or reports filed for the purpose of updating that description.

       All documents which we file with the Commission pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of securities (other than current reports on Form 8-K containing only information furnished under and exhibits relating to Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement (other than current reports on Form 8-K containing only information furnished under and exhibits relating to Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

       Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address: Euronet Worldwide, Inc. Attn: Corporate Secretary 4601 College Boulevard Suite 300 Leawood, Kansas 66211 (913) 327-4200

                            Euronet Worldwide, Inc.
                           Attn: Corporate Secretary
                             4601 College Boulevard
                                   Suite 300
                             Leawood, Kansas 66211
                                 (913) 327-4200

--------------------------------------------------------------------------------
You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.




                              --------------------






                                 215,644 Shares

                             Euronet Worldwide, Inc.

                                  Common Stock

                                 --------------

                                   PROSPECTUS

                                 --------------
                                            , 2005

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

       The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

                                                              Amount to be Paid
                                                              -----------------

Securities and Exchange Commission registration fee           $            739
Accounting fees and expenses                                            10,000
Legal fees and expenses                                                  2,000
Miscellaneous expenses (including printing expenses)                     6,000
                                                              ----------------

Total                                                         $         18,739
                                                              ================


Item 15. Indemnification of Directors and Officers

       Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of the Registrant's amended certificate of incorporation and Article VII of the Registrant's bylaws provide for indemnification of the Registrant's directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16. Exhibits

       The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17. Undertakings

      (a)     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933, as amended;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
              above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant's board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 12th day of May, 2005.

                                   EURONET WORLDWIDE, INC.


                                   By:  /s/ Daniel R. Henry
                                        ----------------------------------------
                                        Name:    Daniel R. Henry
                                        Title:   Chief Operating Officer
                                                 and President

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                         Date
         ---------                         -----                         ----

/s/ Michael J. Brown          Chairman of the Board of Directors,   May 12, 2005
---------------------------   Chief Executive Officer and Director
Michael J. Brown              (principal executive officer)

/s/ Daniel R. Henry           Chief Operating Officer,              May 12, 2005
---------------------------   President and Director
Daniel R. Henry

/s/ Eriberto R. Scocimara     Director                              May 12, 2005
---------------------------
Eriberto R. Scocimara

/s/ Thomas A. McDonnell       Director                              May 12, 2005
---------------------------
Thomas A. McDonnell

/s/ M. Jeannine Strandjord    Director                              May 12, 2005
---------------------------
M. Jeannine Strandjord

                              Director                              May 12, 2005
---------------------------
Andzrej Olechowski

                              Director                              May 12, 2005
---------------------------
Paul S. Althasen

/s/ Andrew B. Schmitt         Director                              May 12, 2005
---------------------------
Andrew B. Schmitt

/s/ Rick L. Weller            Executive Vice President              May 12, 2005
---------------------------   and Chief Financial Officer
Rick L. Weller                (principal financial and
                              accounting officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------

4.1 Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.1 to the Company's annual report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein)

4.2 Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company's registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein)

4.3           Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as
              Exhibit 3(ii) to the Company's quarterly report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.4           Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as
              Exhibit 3.1 to the Company's current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.5 Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Company's current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.6 Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Company's current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.7 Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd. (filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.8 Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as
              Exhibit 4.1 to the Company's current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.9 First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company's current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

4.10 Form of Certificate issued to the shareholders of Transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.11 Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.12 Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServ Trust Company, N.A. (filed as Exhibit
              4.1 to the Company's Current Report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.13 First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServ Trust Company, N.A. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

4.14 Indenture, dated as of December 15, 2004, between Euronet Worldwide, Inc. and U.S. Bank National

              Association (filed as exhibit 4.10 to the Company's Registration Statement on Form S-3/A filed on January 26, 2005 and incorporated by reference herein)

4.15 Purchase Agreement, dated as of December 9, 2004, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.10 to the Company's Registration Statement on Form S-3/A filed on January 26, 2005 and incorporated by reference herein)

4.16 Registration Rights Agreement, dated as of December 15, 2004, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.11 to the Company's Registration Statement on Form S-3/A filed on January 26, 2005 and incorporated by reference herein)

4.17 Specimen 1.625% Convertible Senior Debenture due 2024 (certificated Security) (filed as exhibit 4.14 to the Company's Registration Statement on Form S-3/A filed on January 26, 2005 and incorporated by reference herein)

5             Opinion of Stinson Morrison Hecker LLP

23.1          Consent of KPMG LLP

23.2          Consent of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)

23.3          Consent of PricewaterhouseCoopers LLP

23.4          Consent of Stinson Morrison Hecker LLP (included in Exhibit 5)

24            Power of Attorney (included on signature page)